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                                                                    EXHIBIT 21.1

                              TELECORP SUBSIDIARIES
                              ---------------------

        Address for all entities: 1010 N. Glebe Road, Arlington, VA 22201


                     TeleCorp Entity                             State of
                                                              Incorporation

1. TeleCorp Holding Corp., Inc.                                    DE

2. TeleCorp PCS, L.L.C. (Sole Member is: TeleCorp PCS, Inc.)       DE

3. TeleCorp Communications, Inc. (f/k/a TeleCorp Operating
   Company, Inc.)                                                  DE

4. Affiliate License Co., L.L.C. (TeleCorp Communications, Inc.
   has one-third voting rights in this entity)                     DE

5. TeleCorp Realty, L.L.C. (Managing Member is: TeleCorp
   Communications, Inc.)                                           DE

6. TeleCorp Equipment Leasing, L.P. (General Partner is:
   TeleCorp Limited Holdings, Inc.)                                DE

7. TeleCorp Limited Holdings, Inc.                                 DE

8. TeleCorp Realty Holdings, Inc.                                  DE

9. TeleCorp of Puerto Rico, Inc.                              Puerto Rico

10. TeleCorp Puerto Rico Realty, Inc.                         Puerto Rico

11. Viper Wireless, Inc.                                           DE